As filed with the Securities and Exchange Commission on March 17, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VOLCANO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	33-0928885
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Volcano Corporation
2870 Kilgore Road
Rancho Cordova, CA 95670
(Address of principal executive offices)

2007 Employee Stock Purchase Plan
(Full title of the plan)

R. Scott Huennekens
President and Chief Executive Officer
2870 Kilgore Road
Rancho Cordova, CA 95670
(800) 228-4728
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Frederick T. Muto, Esq. Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, CA 92121-1909 (858) 550-6000	Gordon K. Ho, Esq. Cooley Godward Kronish LLP Five Palo Alto Square 3000 El Camino Real Palo Alto, CA 94306-2155 (650) 843-5000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐		Accelerated filer	☒
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered(1)	Registered(2)	Price Per Share(3)	Offering Price(3)	Registration Fee
Common Stock, par value $0.001 per share	600,000 shares	$11.46	$6,876,000.00	$270.23

(1)	Includes associated rights to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock, par value $0.001 per share (“Preferred Share Purchase Rights”). Preferred Share Purchase Rights are attached to shares of the Registrant’s Common Stock in accordance with the rights agreement, dated as of June 20, 2006, as amended from time to time, by and between the Registrant and American Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”). The Preferred Share Purchase Rights are not exercisable until the occurrence of certain events specified in the Rights Agreement, are evidenced by the stock certificates representing the Common Stock and are transferable solely with the Common Stock. The value attributable to the Preferred Share Purchase Rights, if any, is reflected in the value of the Common Stock.

(2)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plan set forth herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on March 12, 2008, in accordance with Rule 457(c) of the Securities Act.

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 600,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2007 Employee Stock Purchase Plan.
INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENT ON FORM S-8
     The contents of the Registration Statement on Form S-8 (File No. 333-145761) are incorporated by reference herein.
EXHIBITS

Exhibit	Exhibit
Number	Description
3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
3.2(2)	Bylaws of the Registrant.
3.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant.
4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3.
4.2(4)	Specimen Common Stock certificate of the Registrant.
4.3(5)	Rights Agreement, by and between the Registrant and American Stock Transfer & Trust Company, dated June 20, 2006.
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward Kronish LLP (see Exhibit 5.1).
24.1	Power of Attorney (see signature page to this Registration Statement).
99.1(6)	2007 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), filed with the SEC on August 9, 2006, and incorporated herein by reference.

(2)	Previously filed as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), filed with the SEC on August 9, 2006, and incorporated herein by reference.

(3)	Previously filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), filed with the SEC on August 9, 2006, and incorporated herein by reference.

(4)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A, as amended (File No. 333-132678), as originally filed on May 24, 2006, and incorporated herein by reference.

(5)	Previously filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), filed with the SEC on August 9, 2006, and incorporated herein by reference.

(6)	Previously filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-145761), filed with the SEC on August 29, 2007, and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on March 17, 2008.

VOLCANO CORPORATION
By:	/s/ R. Scott Huennekens
R Scott Huennekens
President and Chief Executive Officer

POWER OF ATTORNEY
     Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints R. Scott Huennekens and John T. Dahldorf, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission (the “SEC”), and generally to do all such things in their names and behalf in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Scott Huennekens R. Scott Huennekens	President and Chief Executive Officer, Director (Principal Executive Officer)	March 17, 2008
/s/ John T. Dahldorf John T. Dahldorf	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 17, 2008
/s/ Olav B. Bergheim Olav B. Bergheim	Director	March 17, 2008
/s/ Connie R. Curran, R.N., Ed.D. Connie R. Curran, R.N., Ed.D	Director	March 17, 2008
/s/ Kieran T. Gallahue Kieran T. Gallahue	Director	March 17, 2008
/s/ Lesley H. Howe Lesley H. Howe	Director	March 17, 2008
/s/ Alexis V. Lukianov Alexis V. Lukianov	Director	March 17, 2008
/s/ Ronald A. Matricaria Ronald A. Matricaria	Director	March 17, 2008
/s/ John Onopchenko John Onopchenko	Director	March 17, 2008

EXHIBIT INDEX

Exhibit	Exhibit
Number	Description
3.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
3.2(2)	Bylaws of the Registrant.
3.3(3)	Certificate of Designation of Series A Junior Participating Preferred Stock of the Registrant.
4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3.
4.2(4)	Specimen Common Stock certificate of the Registrant.
4.3(5)	Rights Agreement, by and between the Registrant and American Stock Transfer & Trust Company, dated June 20, 2006.
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley Godward Kronish LLP (see Exhibit 5.1).
24.1	Power of Attorney (see signature page to this Registration Statement).
99.1(6)	2007 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), filed with the SEC on August 9, 2006, and incorporated herein by reference.

(2)	Previously filed as Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), filed with the SEC on August 9, 2006, and incorporated herein by reference.

(3)	Previously filed as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), filed with the SEC on August 9, 2006, and incorporated herein by reference.

(4)	Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A, as amended (File No. 333-132678), as originally filed on May 24, 2006, and incorporated herein by reference.

(5)	Previously filed as Exhibit 4.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-52045), filed with the SEC on August 9, 2006, and incorporated herein by reference.

(6)	Previously filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-145761), filed with the SEC on August 29, 2007, and incorporated herein by reference.

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